W W CAPITAL CORPORATION
                                3500 JFK Parkway
                                    Suite 202
                              Ft. Collins, CO 80525

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD January 14, 2000

         The Annual Meeting of the Stockholders of W W Capital Corporation (the "Company") will be held at the Marriott Hotel, 350 East Horsetooth Rd., Ft. Collins, Colorado, 80525, on the 14th day of January 2000, at 10:00 o'clock A.M., local time, in the Centennial Ballroom, for the purpose of considering and acting upon the following matters:

     1. To elect five directors to hold office for the ensuing year and until their successors are elected and qualified;

     2. To approve Brock and Company as auditors for the Company for the ensuing year; and

     3. To transact such other business as may properly come before the meeting or any adjournment.

         The Company's annual report for the year ended June 30, 1999 will have been mailed to all stockholders of record at the close of business on December 6, 1999.

         The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on December 6, 1999 will be entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors
                                        James Alexander, Director/Secretary


Ft. Collins, Colorado
December 9, 1999


         You are cordially invited to come early so that you may meet informally with management and Board nominees. The meeting room will be open from 9:30 o'clock A.M. until the meeting time at 10:00 o'clock A.M.

                                    IMPORTANT

         IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED.

                             W W CAPITAL CORPORATION
                                3500 JFK Parkway
                                    Suite 202
                           Ft. Collins, Colorado 80525


                               __________________


              The approximate mailing date of this Proxy Statement
                               is December 9, 1999


                               __________________



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                January 14, 2000





     The accompanying proxy is furnished by W W Capital Corporation (the "Company") in connection with the solicitation by the Board of Directors and may be revoked by the stockholder at any time before it is voted by giving a written notice to the Secretary of the Company, by executing and delivering a proxy with a later date, or by personal withdrawal of the proxy prior to or at the meeting. The expense of this solicitation is to be borne by the Company and the Company will reimburse persons holding stock in their names or in the names of their nominees, for their expenses in sending proxies and proxy materials to their principals.

     The Company had issued and outstanding 5,540,661 shares of common stock, par value $0.01 per share, as of December 6, 1999 the date the stockholders of record entitled to vote at the meeting was determined (the "Record Date"). Each share of common stock entitles the holder thereof to one vote per share on all matters acted upon at the Annual Meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting.

                         PRINCIPAL HOLDERS OF SECURITIES

     The following table sets forth as of December 6, 1999, the ownership of the Company's common stock by each director of the Company, by each person who is known by the Company to be the beneficial owner of more than 5% of the Company's common stock, and by the officers and directors of the Company as a group:

Name and Address of                        Amount and Nature of                 Percent of Class
Beneficial Owner(1)                       Beneficial Ownership(2)                of Common Stock

Steve D. Zamzow                                 150,437(3)                            2.72%
4112 Sherman Court
Ft. Collins, CO 80525

Millard T. Webster                              278,969(4)                            5.03%
1003 Central
Dodge City, KS 67801

David L. Patton                                1,199,889(5)                          21.66%
807 SW Terrace Ave.
Dodge City, KS 66611

Loyd T. Fredrickson                             250,350(6)                            4.52%
2728 Northwest 62nd St.
Oklahoma City, OK 73112

James H. Alexander                               20,000(6)                            0.36%
5495 W 115th Place
Broomfield, CO 80020

All officers and directors                     1,899,645(7)                          34.29%
as a group (9 persons) (See
Footnotes 1 through 9)

Apex Realty Investments, Inc.                   305,741(8)                            5.52%
c/o Nicholas L. Scheidt
P.O. Box 33724
Northglenn, CO 80233-0724

  (1) The business address of all officers and directors is 3500 JFK Parkway, Suite 202, Ft. Collins, Colorado 80525.

  (2) "Beneficial ownership" is deemed to include shares for which an individual, directly or indirectly, has voting or investment power, or both, and shares subject to options exercisable within 60 days of the date hereof.

  (3) Includes 150,000 shares subject to incentive stock options which are exercisable within sixty days of the date hereof.

  (4) Includes 22,500 shares subject to incentive stock options which are exercisable within sixty days of the date hereof.

  (5) Includes 57,500 shares subject to non-qualified stock options which are fully vested and exercisable.

  (6) Includes 20,000 shares subject non-qualified stock options which are fully vested and exercisable.

  (7) Includes 250,000 shares subject to stock options which are fully vested and exercisable.

  (8) Includes 5,000 shares subject to non-qualified stock options which are fully vested and exercisable.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that members of the Board of Directors shall be elected at the Annual Stockholders' Meeting. All directors of the Company are elected for a term of one year and hold office until the next annual meeting of the stockholders.

         The following have been nominated for election to the Company Board of Directors to serve until the Annual Stockholders' Meeting in 2000.

                                                                     Year Became
    Name                      Position(s)                   Age        Director
    ----                      -----------                   ---        --------
Steve D. Zamzow           Director, President, and          51           1993
                          Chief Executive Officer
Millard T. Webster        Director                          50           1988
James H. Alexander        Director                          60           1996
Ronald W. Jay             President, Titan Division         49            --
Richard Love                                                47            --

STEVE D. ZAMZOW age 51, joined the Company in 1991 and was elected as the Company's Chief Financial Officer in June 1992, President and Chief Executive Officer in December 1993 and elected as a Director in December 1993 by the shareholders. From 1976 to 1991, Mr. Zamzow owned numerous companies and was a financial consultant for various companies. Mr. Zamzow was previously Vice President for a steel company and has worked extensively in business workouts. From 1971 to 1974, Mr. Zamzow was employed by Peat, Marwick, Mitchell & Co. as an auditor. Mr. Zamzow received his accounting degree from the University of Nebraska.

MILLARD T. WEBSTER age 50, became a Director of the Company in 1988 and has been employed by the Company's subsidiary, W-W Manufacturing Co., Inc. since 1962. Mr. Webster has occupied the positions of piecework production foreman, production manager, and Vice President and President of the Company's subsidiary, W-W Manufacturing Co., Inc. Mr. Webster is currently a Vice President for the Company's subsidiary, W-W Manufacturing Co., Inc. Mr. Webster graduated from Evangel College, Springfield, Missouri in 1970 with a bachelor's degree in business administration.

JAMES H. ALEXANDER age 60, was elected to the Board of Directors of the Company in November 1996. Since 1992, Mr. Alexander has been a member of the Board of Directors of Zykronix, Inc. and former Chief Operating Officer. Mr. Alexander is also an independent real estate broker for TDI Property Brokers. From April 1992 to November 1992, Mr. Alexander was a member of a management team of a venture capital firm which funded a satellite communications company. Mr. Alexander is the founder of T.D.I., Inc., a corporation engaged in consulting, fund raising, acquisitions and mergers of hi-tech firms. Mr. Alexander has taken courses leading toward Bachelor of Science Degree in Business Administration from Rollins College.

RONALD W. JAY age 49, has been nominated to become a Director of the Company. Mr. Jay has been involved with the pipe and water well industry since 1971. Mr. Jay attended junior college in Dodge City, Kansas. From 1971 to 1984 Mr. Jay managed a steel pipe company. In 1984 Mr. Jay formed Titan Industries, wholly owned subsidiary of WW Capital Corporation. He has served as President of Titan Industries since its formation.

RICHARD LOVE age 47, has been nominated to become a Director of the Company. Mr. Love joined the Company in 1992 as Vice President of production. In 1993 Mr. Love moved to Cookeville, TN as plant manager of Eagle Enterprises, Inc, wholly owned subsidiary of WW Capital Corporation. Mr. Love left in 1997 to pursue ranching interests. Mr. Love has owned and founded numerous companies, Love Trucking, Liberal Mud Service, Canadian Mud Service, Douglas Mud Service, L & L Repair from 1971 to 1980. Love Company, Inc., wholesale distribution company from 1980-1987, $7.6 million annual sales, Loveco Inc., manufacturing and retail sales (agricultural) from 1990 to present, Love Farms, ranching from 1994 to present. Mr. Love has received diplomas and certificates in drafting (board and
CAD), drilling fluid technologist, welding, accounting and business administration.

         The Board of Directors approved the above-named nominees for director and recommends a vote "for" their election.

                          ATTENDANCE AT BOARD MEETINGS

         During the fiscal year ended June 30, 1999, the Board of Directors held four meetings of which all directors attended all meetings.

                               EXECUTIVE OFFICERS

         The officers of the Company are elected at the Board of Directors' annual organizational meeting immediately following the Annual Stockholders' Meeting. Such officers hold office until their successors are chosen and qualified or until their death, resignation or removal. The current officers of the Company are as follows:

Name                    Position(s)                  Age    Year Became Officer
----                    -----------                  ---    -------------------

Steve D. Zamzow         President, Chief             51            1992
                        Executive Officer and
                        Director

James H. Alexander      Secretary/Treasurer          60            1997


STEVE D. ZAMZOW joined the Company in 1991 and was elected as the Company's Chief Financial Officer in June 1992, President and Chief Executive Officer in December 1993 and elected as a Director in December 1993 by the shareholders. From 1976 to 1991, Mr. Zamzow owned numerous companies and was a financial consultant for various companies. Mr. Zamzow was previously Vice President for a steel company and has worked extensively in business workouts. From 1971 to 1974, Mr. Zamzow was employed by Peat, Marwick, Mitchell & Co. as an auditor. Mr. Zamzow received his accounting degree from the University of Nebraska.

JAMES H. ALEXANDER was elected to the Board of Directors of the Company in November 1996. Since 1992, Mr. Alexander has been a member of the Board of Directors of Zykronix, Inc. and is the former Chief Operating Officer. Mr. Alexander is presently President of Isotech as well as an independent real estate broker for TDI Property Brokers. From April 1992 to November 1992, Mr. Alexander was a member of a management team of a venture capital firm, which funded a satellite communications company. Mr. Alexander is the founder of T.D.I., Inc., a corporation engaged in consulting, fund raising, acquisitions and mergers of hi-tech firms. Mr. Alexander has taken courses leading toward Bachelor of Science Degree in Business Administration from Rollins College.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid or accrued during the fiscal year ended June 30, 1999, 1998 and 1997 to the Company's Chief Executive Officer. No other executive officer received cash in excess of $100,000

                           Summary Compensation Table

                               Annual Compensation
                           --------------------------
                                                               Other
                                                               Annual         All Other
Name and Principal Position    Year  Salary        Bonus    Compensation    Compensation
---------------------------    ----  ------        -----    ------------    ------------
Steve D. Zamzow,               1999  $ 120,358    $ ---     $    ---           $6,874 (a)
President, Chief Executive     1998  $ 119,896    $ ---     $    ---           $4,575 (a)
Officer  and Director          1997  $ 119,166    $ ---     $    ---           $4,575 (a)

         (a) Includes accrued vacation and compensated absences earned in prior years and paid during June 30, 1999, 1998 and 1997.

Option Grants in Fiscal Year 1999

         During the fiscal year ended June 30, 1999, the Company did not grant stock options to the executive officers.

Aggregated Option Exercises in Fiscal Year 1999

          The following table sets forth for the executive officer named in the Summary Compensation Table, information concerning each exercise of stock options during the fiscal year ended June 30, 1999 and the value of the unexercised stock options at June 30, 1999.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                  Number of Securities     Value of Unexercised
                                                      Underlying Unex-             In-the-Money
                         Shares                        ercised Options               Options at
                       Acquired                       at June 30, 1999            June 30, 1999
                             on            Value          Exercisable/             Exercisable/
Name                   Exercise     Realized (1)         Unexercisable         Unexercisable(1)
----                   --------     ------------         -------------         ----------------

Steve D. Zamzow             ---              ---           150,000 (E)                $   ---
President, Chief            ---              ---                   (U)                $   ---
Executive Officer
and Director

(1) The option exercise price exceeded the fair market value of the underlying common stock on June 30, 1999.

                             DIRECTORS' COMPENSATION

         Members of the Board of Directors are reimbursed for all reasonable expenses incurred in connection with their attendance at directors' and committee meetings. Members of the Board of Directors, who are not employees of the Company or its subsidiaries, receive $100 for each Board meeting attended. Additionally, the Company grants automatic, non-discretionary stock options to purchase up to 10,000 shares of common stock to each of its non-employee directors annually. This amount is prorated based on the number of Board of Director meetings each director attended in the previous fiscal year.

                          TRANSACTIONS WITH MANAGEMENT

On June 30, 1989, W-W Land & Cattle, a partnership owned by Millard T. Webster, a director of the Company, Mickey J. Winfrey, a former officer of the Company and Terry L. Webster, a brother of Mr. Millard T. Webster and Ms. Winfrey, executed a promissory note for the amount of $96,424 in favor of the Company's subsidiary, W-W Manufacturing Co., Inc. Interest was payable annually at 9% per annum and the principal was due on demand. On June 30, 1993, Ms. Winfrey satisfied her obligations under this note by paying to the Company the amount of $11,361. As of June 30, 1999, $22,600 remained payable under this note by Millard T. Webster and Terry L. Webster.

The Company currently leases its manufacturing facility in Dodge City, Kansas from Murle F. Webster, father of Millard T. Webster and Mickey J. Winfrey. This lease requires a monthly rental payment of $5,000. This lease expired on December 31, 1994, however, it has continued on a month to month basis. During the fiscal year ended June 30, 1999, $60,000 was paid by the Company under the lease.

On October 26, 1992, the Company, through its wholly-owned subsidiaries, W-W Manufacturing Co., Inc. ("W-W Manufacturing"), and Eagle Enterprises, Inc. ("Eagle"), entered into an exclusive two year initial term sales and marketing agreement with Agri-Sales Associates, Inc. ("Agri-Sales") to market the
Company's products throughout the United States. Jerry R. Bellar, a 4.1% stockholder of the Company, is President and a majority stockholder of Agri-Sales. In conjunction with the cancellation of the agreements, the Companies owed Agri-Sales approximately $164,863 which was increased to $180,000 under a proposed settlement of a lawsuit between the Company and Agri-Sales. The Company paid $30,000 of the liability during 1997 and was withholding payment of the remaining $150,000 pending receipt of amounts due under an indemnification agreement. During 1999 this lawsuit was settled. (See "Legal Proceedings" for additional information.)

                                LEGAL PROCEEDINGS

On December 6, 1996, WW Capital and its legal counsel, Klenda, Mitchell, Austerman and Zuercher, a Limited Liability Company and General Partnership filed a law suit in the U.S. District Court Wichita, Kansas against Jerry R. Bellar, individually. On two occasions the Company had made written offers to settle the case with Mr. Bellar. Mr. Bellar had rejected these offers and the Company asked the court for mediation to settle the outstanding issues. As a result of the mediation that took place in September 1998 the Company agreed to settle its claim against Jerry R Bellar, and Bellar agreed to settle claims against the Company. The settlement agreement provided for the cancellations of amounts due to the Company from Bellar recorded at $167,572, and amounts payable by the Company to Bellar of $150,000. The Company paid $20,000 to Bellar in September 1998.

                          COMPLIANCE WITH 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that, during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                              ELECTION OF AUDITORS

         The   stockholders   are  being  asked  to  elect  Brock  and  Company,
Independent Certified Public Accountants, as auditors for the Company for the fiscal year ending June 30, 2000.

         The audit for the Company for the year ended June 30, 1999, was conducted by Brock and Company. A representative of such firm is expected to be present at the Annual Meeting of Shareholders' to answer appropriate questions, but does not intend to make a statement.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF BROCK AND COMPANY AS AUDITORS FOR THE 2000 FISCAL YEAR.
                                  VOTE REQUIRED

         The five nominees for election as directors at the Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock will become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the Company's common stock is necessary to elect Brock and Company as auditors for the Company.

         Under Nevada Law and the Company's Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "for", "against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the second and third proposals, and the total number of votes cast "for" any of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote "against" the matter, even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                             MANNER IN WHICH PROXIES
                                  WILL BE VOTED

         The Company proposes to vote management proxies and all unmarked proxies for approval of the election of each of the five nominees to the Board for the terms set forth in this Proxy Statement. In the event that any nominee is not available to serve as a director at the time of the election, which the Company has no reason to anticipate, proxies may be voted for such substitute nominee as the Company may propose.

         The Company further proposes to vote the proxies for the election of Brock and Company, as auditors for the ensuing fiscal year.

         The Board knows of no other matter to be presented at the meeting, However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matters. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Moreover, it is important that the proxies be returned promptly.

                            PROPOSAL OF STOCKHOLDERS

         Proposals of stockholders to be presented at the Company's 2000 annual meeting must be received by the Company's Secretary, at the Company's executive office, no later than 5:00 p.m. July 10, 2000 for inclusion in next year's Proxy Statement.



                                         By Order of the Board of Directors
                                         James Alexander, Secretary
Ft. Collins, Colorado,
December 9, 1999

PROXY                         WW CAPITAL CORPORATION                       PROXY
                           3500 JFK Parkway, Suite 202
                              Ft. Collins, CO 80525

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steve D. Zamzow and James H. Alexander as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of WW Capital Corporation, as held of record by the undersigned on December 6, 1999, at the annual meeting of stockholders to be held on January 14, 2000, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

[ ] FOR all nominees listed below (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

         Steve D. Zamzow      Millard T. Webster      James H. Alexander
                     Ronald W. Jay            Richard Love

(INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.

    -----------------------------------------------------------------------

2. PROPOSAL to elect Brock and Company as the independent Certified Public Accountants of the corporation.

               [  ] FOR      [  ] AGAINST      [  ] ABSTAIN

(Continued on reverse side)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 &2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                              Date: _______________________________, 199_______


                              _________________________________________________
                              Signature

                              _________________________________________________
                              Signature if held jointly

                              If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please mark, sign, date and return this proxy promptly by using the enclosed envelope.